UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2015

    CORONADO BIOSCIENCES, INC.

  (Exact Name of Registrant as Specified in Charter)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 New England Executive Park, Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 652-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 27, 2015, Coronado Biosciences, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) pursuant to which it issued in a private offering (the “Offering”) a $10,000,000 promissory note (the “Note”) to NSC BIOTECH VENTURE FUND I LLC (the “Investor”). National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc. (NASDAQ: NHLD), acted as the sole placement agent for the Offering and the Company paid it cash fees equal to 8% of the Offering proceeds (the “Proceeds”) for its services.

The Note matures on the last day of the 36th month following the Note’s issuance date (“Issuance Date”), subject to a six month extension by the Company upon notice to the Investor during the first 24 months after the Issuance Date, resulting in a 42 month maturity. The Principal of each Note is due beginning on the 25th month after the Issuance Date (or the 31st month after the Issuance Date if the maturity date of the Note is extended) and is payable in 12 equal monthly installments on the Interest Dates (as hereinafter defined). Each Note will bear interest at a rate of 8% per annum (subject to increase in an event of default) beginning on the Issuance Date, and is payable quarterly for the first 24 months (or the first 30 months if the maturity date of the Note is extended) and then monthly thereafter (each interest payment date an “Interest Date”).

The Offering is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, given that it involved only one accredited investor. The Company intends to use the Proceeds to acquire medical technologies and products as well as create subsidiaries (“SubCos”) in which it can advance technologies and products.

When the Company gives any Proceeds to a SubCo (the “SubCo Share of Offering Proceeds”), then, pursuant to a Securities Purchase Agreement (the “SubCo Purchase Agreement”), SubCo will issue to the Investor a warrant (the “SubCo Warrant”) to purchase a number of shares of SubCo common stock equal to 25% of the SubCo Share of Offering Proceeds divided by the lowest price at which SubCo sells its equity securities in its first third party financing, subject to adjustment upon a deemed liquidation event. Each SubCo Warrant will have a term of 10 years and an exercise price equal to the par value of SubCo’s common stock.

If SubCo either completes an initial public offering of SubCo’s securities or raises sufficient equity capital so that SubCo has cash equal to five times the SubCo Share of Offering Proceeds, then, pursuant to the SubCo Purchase Agreement, SubCo will issue to the Investor a new promissory note (the “SubCo Note”) on identical terms as the Note. The SubCo Note will equal the dollar amount of the SubCo Share of Offering Proceeds and reduce the Company’s obligations under the Notes by such amount.

The above description of the Offering documents is qualified in its entirety by reference to the full and complete terms of the Note Purchase Agreement, Note, Form of SubCo Purchase Agreement, Form of SubCo Warrant, and Form of SubCo Note, which are filed as Exhibits 10.62, 10.63, 10.64, 10.65, and 10.66, respectively, to this Current Report on Form 8-K and incorporated herein by reference. A copy of the press release issued by the Company in connection with the Offering is attached hereto as Exhibit 99.1.

The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy any securities of the Company.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.62	Note Purchase Agreement, dated February 27, 2015, by and between Coronado Biosciences, Inc. and NSC BIOTECH VENTURE FUND I LLC.

10.63	Promissory Note issued by Coronado Biosciences, Inc. to NSC BIOTECH VENTURE FUND I LLC, dated February 27, 2015.

10.64	Form of SubCo Securities Purchase Agreement.

10.65	Form of SubCo Warrant.

10.66	Form of SubCo Promissory Note.

99.1	Press release dated March 3, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CORONADO BIOSCIENCES, INC.

Date: March 5, 2015
/s/ Lindsay A. Rosenwald
	Name:	Lindsay A. Rosenwald, M.D.
	Title:	Chairman of the Board of Directors, President and Chief Executive Officer